UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2023

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

At the recommendation of the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Co-Diagnostics, Inc. (the “Company”), the Board approved the Co-Diagnostics, Inc. Change in Control Severance Plan (the “Plan”) and has identified the initial participants eligible to receive benefits under the Plan.

The Plan provides severance benefits to a select group of designated management or highly compensated participants in the event their employment or affiliation with the Company or an affiliate is terminated due to a change in control (as defined in the Plan). Participants entitled to benefits under the Plan are designated from time-to-time by the Compensation Committee pursuant to the terms of an “Award Notice,” the form of which is appended to the Plan. The Award Notice identifies the eligible participant and the Severance Multiplier (as defined in the Plan) to which the participant is entitled. The Compensation Committee approved participation in the Plan for certain executives of the Company, including the Company’s CEO, Dwight Egan, with a Severance Multiplier of three times his severance benefit and the Company’s CFO, Brian Brown, with a Severance Multiplier of two times his severance benefit.

Under the Plan, if a participant’s employment or affiliation is terminated without “cause” or by the participant for “good reason” (each, as defined in the Plan) during the two-year period following a change in control, a participant will be entitled to a severance benefit equal to the participant’s Severance Multiplier as set forth in the participant’s Award Notice, times the sum of: (i) the participant’s annual base salary; and (ii) the greater of the participant’s target bonus or the average of the three highest actual annual cash bonuses paid to participant over the five preceding completed years.

The participant’s receipt of any of the payments or benefits is subject to the participant’s delivery to the Company of a separation agreement of the type that are ordinarily entered into in similar situations, in a form acceptable to the Company, in its sole discretion, which separation agreement may include a requirement for the participant to remain in the employ or service of the Company for a reasonable period of time after completion of the Change in Control transaction to assist in any transition activities for which participant’s services would be required.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Plan is a summary only and is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:
10.1	Co-Diagnostics, Inc. Change in Control Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: May 16, 2023	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

3